Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118857 on Form S-3 and Registration Statements No. 333-69103 and 333-63913 on Form S-8 of Baylake Corp. of our report dated March 29, 2008 with respect to the consolidated financial statements of Baylake Corp., which report appears in this Annual Report on Form 10-K of Baylake Corp. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
March 10, 2010

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